Exhibit 10.1
AMENDMENT NO. 1
TO THE
GULFMARK OFFSHORE, INC.
EMPLOYEE STOCK PURCHASE PLAN
     The Board of Directors of GulfMark Offshore, Inc., a Delaware corporation (the “Company”) hereby adopts the following Amendment No. 1 to the GulfMark Offshore, Inc. Employee Stock Purchase Plan (this “Amendment No. 1”).
     WHEREAS, effective February 24, 2010, the Company merged with its parent corporation, GulfMark Offshore, Inc., a Delaware corporation (“Old GulfMark”), pursuant to an Agreement and Plan of Reorganization, dated as of October 14, 2009, with the Company as the surviving corporation (such transaction, the “Reorganization”); and
     WHEREAS, Old GulfMark previously adopted the GulfMark Offshore, Inc. Employee Stock Purchase Plan (the “Plan”); and
     WHEREAS, upon the Reorganization, the Company assumed the Plan and all obligations of Old GulfMark thereunder; and
     WHEREAS, the Board of Directors believes that the definition of Common Stock contained in the Plan should be amended to clarify that the Common Stock subject to the Plan is the Company’s Class A Common Stock following the Reorganization; and
     WHEREAS, on November 16, 2009, the Internal Revenue Service published final regulations regarding the requirements of employee stock purchase plans under Internal Revenue Code Section 423 (the “2009 Final IRS 423 Regulations”) that apply to the Plan; and
     WHEREAS, the 2009 Final IRS 423 Regulations require employee stock purchase plans to designate a maximum number of shares that may be purchased by each eligible employee during any offering period by number or formula; and
     WHEREAS, Section 3(b)(ii) of the Plan complies with this requirement for the offering period under the Plan that commenced January 1, 2010, by virtue of the formula contained in such section, however, the Board of Directors of the Company (the “Board of Directors”) believes that a more explicit statement of a maximum number of shares that may be purchased by any eligible employee in any offering period is desirable; and
     WHEREAS, pursuant to Section 20 of the Plan, the Board of Directors has the authority to amend the Plan as provided herein without the approval of the shareholders of the Company;
     NOW, THEREFORE, the Plan is hereby amended as follows:
     1. Section 2(c) of the Plan is hereby amended in its entirety by substituting the following therefor:

“Common Stock” shall mean the Class A Common Stock, par value $0.01 per share, of the Company.
     2. Section 7 of the Plan is hereby amended to add the following sentence at the end thereof:
The maximum number of shares that may be purchased by any Employee during any Offering Period is 1,000.
Adopted by the Board of Directors on
March 17, 2010